UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to General Motors Loan Agreement

On September 28, 2023 (the “First Amendment Effective Date”), Aspen Aerogels Georgia, LLC, a Georgia limited liability company (the “Borrower”), a wholly-owned subsidiary of Aspen Aerogels, Inc., a Delaware corporation (the “Company”), entered into a first amendment (the “First Amendment”) to amend that certain loan agreement, dated as of November 28, 2022 (the “Loan Agreement”), by and among (i) the Borrower, (ii) the Company, as a guarantor and (iii) Aspen Aerogels Rhode Island, LLC, a Rhode Island limited liability company (“Aspen RI” and, together with the Borrower and the Company, each, a “Loan Party” and collectively, the “Loan Parties”), as a guarantor, and (iv) General Motors Holdings LLC (“GM”), as lender.

Pursuant to the First Amendment, the Loan Parties and GM agreed to, among other things, (i) extend the draw period for the delayed draw senior secured term loans (the “Loan”), from beginning on January 1, 2023 and ending on September 30, 2023, to instead a period beginning on the date that is twelve (12) months prior to the date agreed upon by Borrower and GM for the start of production at an aerogel manufacturing facility in Bulloch County, Georgia (the “Plant”) under the applicable GM Purchase Contracts (as defined therein) and ending on March 31, 2024 (or any later date approved in writing by GM at its sole discretion); (ii) extend the maturity date of the Loan Agreement from March 31, 2025 to September 30, 2025; and (iii) add the following financial covenants measured starting from the fiscal quarter ending December 31, 2024 and at the end of each fiscal quarter thereafter (each such fiscal quarter end, a “Test Date”): (A) a covenant requiring that the Total Leverage Ratio (as defined therein) shall not exceed 5.00:1.00 as of the applicable Test Date and (B) a covenant requiring that the ratio of total indebtedness of the Company and its subsidiaries (with certain exceptions) to their consolidated equity shall not be greater than 1.20x as of the applicable Test Date, in each case, with compliance demonstrated through the submission of a certain compliance certificate (the “Financial Covenants”), subject to customary equity cure rights with respect to the Financial Covenants.

The First Amendment also amended the conditions precedent to funding to (i) require the Borrower to provide evidence that cash proceeds of one or more equity and/or debt financing arrangements of not less than $500.0 million in the aggregate (inclusive of all equity investments contributed to the Borrower for use in connection with the Plant prior to the First Amendment Effective Date) have been contributed to and disbursed by the Borrower in the manner prescribed in a pre-determined project budget (subject to a permitted variance) to fund the construction of and equipment for the first phase of the Plant and (ii) require that 70% of the total cost in connection with the construction and operation of the Plant has been fully funded prior to such applicable borrowing under the Loan Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date:	October 2, 2023	By:	/s/ Ricardo C. Rodriguez
		Name:	Ricardo C. Rodriguez
		Title:	Chief Financial Officer and Treasurer